   As filed with the Securities and Exchange Commission on February 28, 2008
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 POLONIA BANCORP
             (exact name of registrant as specified in its charter)

          UNITED STATES                                  41-2224099
----------------------------------          ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                         3993 HUNTINGDON PIKE, 3RD FLOOR
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                                 (215) 938-8800
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                   POLONIA BANCORP 2007 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                            ------------------------

                                                    COPIES TO:
ANTHONY J. SZUSZCZEWICZ                             THOMAS P. HUTTON, ESQ.
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER     MULDOON MURPHY & AGUGGIA LLP
POLONIA BANCORP                                     5101 WISCONSIN AVENUE, N.W.
3993 HUNTINGDON PIKE, 3RD FLOOR                     WASHINGTON, D.C. 20016
HUNTINGDON VALLEY, PENNSYLVANIA 19006               (202) 362-0840
(215) 938-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

====================================================================================================================
          Title of                                     Proposed Maximum      Proposed Maximum
      Securities to be                Amount          Offering Price Per    Aggregate Offering        Amount of
         Registered            to be Registered (1)          Share                 Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------
        Common Stock
       $0.01 par value              226,808 (2)           $9.84                $2,230,657(3)           $88.00
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Polonia Bancorp 2007 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Polonia Bancorp (the "Common Stock") pursuant to 17 C.F.R.
     Section 230.416(a).
(2) Represents 64,802 shares which may be issued as stock awards and 162,006 shares which may be issued upon the exercise of options to purchase shares of the Common Stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. Weighted average price determined by an exercise price of $9.40 at which options for 162,006 shares of Common Stock have been granted under the Plan to date and by $10.27, which is the closing sales price listed on the OTC Bulletin Board of the Common Stock as reported on February 27, 2007 in accordance with 17 C.F.R. ss.230.457(c). In the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SECTION 230.462.

POLONIA BANCORP

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Polonia Bancorp 2007 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule
428. Said document and the information incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Polonia Bancorp (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which includes the consolidated balance sheet of Polonia Bank and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in retained earnings and cash flows for the years then ended, filed with the SEC on March 30, 2007 (File No. 000-52267).

         (b) The Corporation's Quarterly Reports on Form 10-QSB filed by the Registrant for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 11, 2007 (and amended on August 1,
2007), August 14, 2007 and November 14, 2007, respectively (File No. 000-52267).

         (c) The description of the Registrant's common stock contained in the Registrant's Form 8-A (File No.000-52267), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on October 17, 2006, as incorporated by reference to the Registrant's Form SB-2 (File No. 333-135643) and declared effective on November 13, 2006.

         (d) The Corporation's Current Reports on Form 8-K (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K) filed with the SEC on May 7, 2007, August 6, 2007, October 3, 2007 and November 13, 2007 and January 29, 2008 (File No. 000-52267).

         (e) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02. 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Aguggia LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Polonia Bancorp (the "Subsidiary Holding Company") shall indemnify its directors, officers and employees in accordance with the following provision from its Bylaws:

                                   ARTICLE XII
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued
         10.1     Polonia Bancorp 2007 Equity Incentive Plan(1)
         10.2     Form of Restricted Stock Award Agreement
         10.3     Form of Incentive Stock Option Award Agreement
         10.4     Form of Non-Statutory Stock Option Award Agreement
         23.1     Consent of Muldoon Murphy & Aguggia LLP
                  (contained in the Opinion included as Exhibit 5)

         23.2     Consent of S.R. Snodgrass, A.C.
         24       Power of Attorney (contained on the signature pages)

------------------------------
(1) Incorporated herein by reference to Appendix D in the definitive proxy statement filed with the SEC on June 12, 2007 (File No. 000-52267).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Polonia Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntingdon Valley, Pennsylvania on February 21, 2008.

                             POLONIA BANCORP


                             By: /s/ Anthony J. Szuszczewicz
                                 -----------------------------------------------
                                 Anthony J. Szuszczewicz
                                 Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Anthony J. Szuszczewicz and Paul D. Rutkowski, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                           Title                                Date
       ----                                           -----                                ----

/s/ Anthony J. Szuszczewicz                 Chairman, President and                   February 21, 2008
---------------------------------           Chief Executive Officer
Anthony J. Szuszczewicz                     (principal executive officer)



/s/ Paul D. Rutkowski                       Chief Financial Officer                   February 21, 2008
---------------------------------           and Corporate Secretary
Paul D. Rutkowski                           (principal financial and
                                            accounting officer)



                                       4




/s/ Dr. Eugene Andruczyk                    Director                                  February 21, 2008
---------------------------------
Dr. Eugene Andruczyk



/s/ Frank J. Byrne                          Director                                  February 21, 2008
---------------------------------
Frank J. Byrne



/s/ Gordon R. Johnston, III                 Director                                  February 21, 2008
---------------------------------
Gordon R. Johnston, III



/s/ Edward W. Lukiewski                     Director                                  February 21, 2008
---------------------------------
Edward W. Lukiewski



/s/ Robert J. Woltjen                       Director                                  February 21, 2008
---------------------------------
Robert J. Woltjen




                                                        EXHIBIT INDEX
                                                        -------------

                                                                                                              Sequentially
                                                                                                              Numbered Page
Exhibit No.            Description                                       Method of Filing                       Location
-------------------    ---------------------------------------------     --------------------------------    ----------------
        5              Opinion of Muldoon Murphy & Aguggia LLP           Filed herewith.

       10.1            Polonia Bancorp 2007 Equity Incentive Plan        Incorporated herein by                    N/A
                                                                         reference.

       10.2            Form of Restricted Stock Award Agreement          Filed herewith.

       10.3            Form of Incentive Stock Option Award              Filed herewith.
                       Agreement

       10.4            Form of Non-Statutory Stock Option Award          Filed herewith.
                       Agreement

       23.1            Consent of Muldoon Murphy & Aguggia LLP           Contained in the Opinion
                                                                         included as Exhibit 5.

       23.2            Consent of S.R. Snodgrass, A.C.                   Filed herewith.

        24             Power of Attorney                                 Located on the signature page.





                                               6